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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 333-114794) and related Prospectus of Safeguard Scientifics, Inc. for the registration of $150,000,000 in 2.625% Convertible Senior Debentures Due 2024, and the Common Stock issuable upon conversion of such debentures, and to the incorporation by reference therein of our report dated October 12, 2004, with respect to the financial statements of Laureate Pharma L.P.

                                                           /s/ Ernst & Young LLP

Stamford, Connecticut
January 7, 2005